UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017 (May 12, 2017)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of NewLink Genetics Corporation (the "Company") was held on May 12, 2017, for the following purposes:

•
To elect the nominees for director, Charles J. Link, Jr. M.D., Paolo Pucci and Thomas A. Raffin, nominated by the Board of Directors of the Company (the "Board"), to serve until the 2020 Annual Meeting of Stockholders;

•	To approve, on an advisory basis, the compensation of the Company's named executive officers; and

•	To ratify the selection by the Audit Committee of the Board of KPMG, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

At the meeting, Charles J. Link, Jr. M.D. and Thomas A. Raffin were re-elected as directors of the Company and Paolo Pucci was elected as a director of the Company. The stockholders of the Company approved, on an advisory basis, the compensation of the Company's named executive officers, as set forth in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on March 31, 2017. In addition, the stockholders of the Company ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2017. The final voting results on each of the matters submitted to a vote of stockholders at the 2017 Annual Meeting are as follows:

	Election of Directors	For	Withheld	Broker Non-Votes
1.	Charles J. Link, Jr. M.D.	20,757,724	63,540	5,710,077
	Paolo Pucci	19,860,385	960,879	5,710,077
	Thomas A. Raffin	20,744,554	76,710	5,710,077

		For	Against	Abstentions	Broker Non-Votes
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers	12,801,787	7,982,603	36,874	5,710,077

		For	Against	Abstentions
3.	Ratification of KPMG LLP as independent registered public accounting firm for the Company's fiscal year ending December 31, 2017	26,419,245	84,526	27,570

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    May 17, 2017

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer